UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☒

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Control4 Corporation
(Name of Registrant as Specified In Its Charter)

Wirepath Home Systems, LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Control4 Corporation, a Delaware corporation (“Control4” or the “Company”) by Wirepath Home Systems, LLC, a North Carolina limited liability company (“Parent”) and proposed merger of Control4 with Copper Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated May 8, 2019, by and among the Company, Parent and Merger Sub.

(i)                                     Communication to dealer channel from Parent CEO; and

(ii)                                  FAQ communication to dealer channel from Parent CEO.

Each item above was first used or made available on May 13, 2019.

The press release referred to in the communications included herein is filed as Exhibit 99.2 to the Report on Form 8-K filed by Control4 Corporation on May 9, 2019.

Hello,

SnapAV announced some exciting news last week with its entering into a definitive agreement to merge with Control4. We have received amazing response and wanted to quickly address a question we have heard from you.

Should SnapAV and Control4 complete the contemplated merger, we commit to upholding the same high standards for approving, certifying and training professional integrators who desire to sell the Control4 product line, including Pakedge.  We pledge that ONLY approved and certified dealers will have access to these industry-leading products.

Thank you,

The team at SnapAV

SnapAV Dealer FAQs

Frequently Asked Questions

5.13.2019

1.              What was announced today?

On May 9, 2019, it was announced that SnapAV has entered into a definitive agreement whereby SnapAV will acquire Control4 in an all-cash transaction for $23.91 per share.

Both companies consider this transaction a combination of SnapAV and Control4. The leaders of both companies believe that the combination of people, resources and capabilities will enable them to deliver better solutions to the market.

2.              Who is Control4?

Control4 is a leading global provider of automation and networking systems for homes and businesses, offering personalized control of lighting, music, video, comfort, security, communications, and more into a unified smart home system. The Control4 automation platform is compatible with more than 13,000 third-party consumer electronics products, ensuring an ever-expanding ecosystem of devices will work together.

3.              Who is Hellman & Friedman and what was their role in this transaction?

Hellman & Friedman is a private equity firm known for making large-scale investments in high quality, high-growth businesses for the long haul. They support the strategic and financial objectives of these businesses’ outstanding management teams. Since Hellman & Friedman’s founding in 1984, the firm has raised over $50 billion of committed capital.

Hellman & Friedman is a long-term, strategic investor that believes in the value created by the employees of both companies. It has played a supportive role in SnapAV’s business decisions and understands what is needed to achieve growth at a rapid pace.  They are very engaged owners and partner with management to build a better business. Success is best measured over the long-term by taking care of your people, making integrators’ lives easier and bringing fantastic products to life in our customers’ homes and businesses, and Hellman & Friedman unequivocally embraces that approach.

4.              Why are SnapAV and Control4 doing this?

SnapAV and Control4 have strong, similar corporate cultures centered on quality, service, and innovation.  Additionally, SnapAV and Control4 both have a deep understanding of the custom installation industry and are dedicated to making professional integrators’ and end consumers’ lives easier. By merging, SnapAV and Control4 can combine the talent of their collective 1,200+ employees, cutting-edge technologies, market-leading solutions, exceptional interoperability and channel platform, global distribution and financial resources to deliver better service and better solutions to the market — enabling integrators to better serve their customers and the growing global demand for connected homes and businesses.

5.              What’s the timeline? What’s next?

Until close SnapAV and Control4 will continue to operate independently. Because Control4 is a public company, it must receive approval from shareholders, and the transaction is subject to regulatory approvals and other customary conditions.  We anticipate closing the transaction sometime in the second half of 2019.  At that time, we will work to bring the companies together as one.

Due to government regulations, we do not plan on providing updates on the status of the merger until closing.  During this process SnapAV and Control4 will continue to operate separately.

6.              How does this impact me and my customers?

Until close there will be no impact to you or your customers.  After close we believe that over time the combination of SnapAV and Control4 will create a better experience for you and your customers by bringing together two complementary companies whose combined resources, passion, industry-leading products, exceptional support, innovation and dedication will translate into better service and better solutions for you.

7.              How does this change the way I do business with SnapAV and Control4 today?

It does not. You should continue doing business with SnapAV and/or Control4 in the same way you are accustomed — adhering to the same processes, requirements, certifications, etc., that have historically been needed. Once the deal is closed, SnapAV and Control4 will implement a thorough integration process that will bring together the best of both companies to serve integrators, end consumers and the industry.

8.              What does this mean for SnapAV and Control4’s respective solutions and who can purchase them?

Nothing changes for now. Once the transaction is closed, SnapAV and Control4 will implement a thorough process to understand how to bring together the best of both solutions to serve the market.   In instances where we decide it makes sense to consolidate, we will (1) aim for seamless transitions, (2) support current products in the field, and (3) look to offer products that will be more compelling and easier to install and support.  Where we do consolidate, it will be so that we can offer more, not less, innovation.

9.              How are you going to mitigate integrator disruption?

There should be no disruption to the way you do business with SnapAV and Control4 prior to close.   After close, SnapAV and Control4 plan to mitigate disruption by putting our integrators and their customers first. Both companies have significant acquisition experience, and their primary goal is to make this a positively impactful experience for professionals, end consumers, and the industry.

10.       Will you lower the certification requirements for Control4 dealers?

We commit to upholding the same high standards for approving, certifying, and training for professional integrators who desire to sell the Control4 product line, including Pakedge.  We pledge that ONLY approved and certified dealers will have access to these industry-leading products.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Wirepath Home Systems, LLC (“SnapAV”) and Control4 Corporation (“Control4”) and may be deemed to be solicitation material in respect of the proposed merger transaction involving SnapAV and Control4. In connection with the proposed merger transaction, Control4 will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Control4 may file with the SEC and or send to Control4’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONTROL4 ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONTROL4, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by SnapAV and Control4 with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by SnapAV with the SEC will also be available free of charge on SnapAV’s website at www.SnapAV.com. SnapAV, Control4 and their directors and certain of their executive officers may be considered participants in the solicitation of proxies from Control4’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Control4 is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 11, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019 and in subsequent documents filed with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding SnapAV and Control4’s business and financial outlook and the structure, timing and completion of the proposed transaction. All statements other than statements of historical fact contained in this communication are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond SnapAV and Control4’s control. Actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Control4’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (iv) those risks detailed in Control4’s most recent Annual Report on Form 10-K, and subsequent filings with the SEC in connection with the proposed transaction, as well as other reports and documents that may be filed by SnapAV or Control4 from time to time with the SEC. Past performance is not necessarily indicative of future results. The forward-looking statements included in this communication represent SnapAV’s views as of the date of this communication. SnapAV anticipates that subsequent events and developments may cause its views to change. SnapAV has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing SnapAV’s views as of any date subsequent to the date of this communication.